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                                                                      EXHIBIT 21

                           ENTITIES OF ALLERGAN, INC.

                                                        PLACE OF INCORPORATION
NAME OF SUBSIDIARY                                      OR ORGANIZATION
------------------                                      -----------------------

Allergan-Loa S.A.                                       Argentina
Allergan S.A.I.C. y F.                                  Argentina
Allergan Australia Pty Limited                          Australia
Amawind Pty Limited                                     Australia
Pacific Eyecare Pty Limited                             Australia
Allergan N.V.                                           Belgium
Allergan Produtos Farmaceuticos Ltda.                   Brazil
Allergan Inc.                                           Canada
CrownPharma Canada Inc.                                 Canada
Allergan Pharmaceuticals (Ireland) Ltd.                 Cayman Islands
Allergan Laboratorios Limitada                          Chile
Allergan (Hangzhou) Pharmaceutical Co., Ltd.            China
Allergan de Colombia S.A.                               Colombia
Allergan de Costa Rica, S.A.                            Costa Rica
Allergan A/S                                            Denmark
Allergan France S.A.S.                                  France
Pharm-Allergan GmbH                                     Germany
Allergan Asia Limited                                   Hong Kong
Allergan Botox Limited                                  Ireland
Allergan Sales, Limited                                 Ireland
Allergan Services International, Limited                Ireland
Allergan Trading International, Limited                 Ireland
CrownPharma Limited                                     Ireland
Allergan Pharmaceuticals Holdings (Ireland) Limited     Ireland (non-resident)
Allergan S.p.A.                                         Italy
Allergan K.K.                                           Japan
Allergan Korea Ltd.                                     Korea
Allergan, S.A. de C.V.                                  Mexico
Pharmac, S.A.M.                                         Monaco
Allergan B.V.                                           Netherlands
Allergan Services BV                                    Netherlands
Allergan Holdings BV                                    Netherlands Antilles
Allergan New Zealand Limited                            New Zealand
Allergan AS                                             Norway
Allergan Pte. Ltd.  (in liquidation)                    Singapore
Allergan Pharmaceuticals (Pty.) Ltd.                    South Africa
Allergan, S.A.                                          Spain
Allergan Norden AB                                      Sweden
Allergan AG                                             Switzerland
Allergan Optik Mamulleri Sanayi Ve Ticaret Limited      Turkey
Allergan Farnborough Limited (in liquidation)           United Kingdom
Allergan Holdings Limited                               United Kingdom
Allergan Limited                                        United Kingdom
Allergan Optical Irvine, Inc.                           United States/CA
Allergan Sales, Inc.                                    United States/CA
AMO Puerto Rico, Inc.                                   United States/CA
Herbert Laboratories                                    United States/CA
Allergan America, Inc.                                  United States/DE
Allergan Holdings, Inc.                                 United States/DE
AMO Holdings, Inc.                                      United States/DE
Pacific Pharma, Inc.                                    United States/DE
Allergan de Venezuela, S.A. (inactive)                  Venezuela
Allergan India Limited (Joint Venture)                  India
The Allergan Foundation (Non-Profit Corporation         United States/California